EXHIBIT 99

     Dollar General Reports Increase in Second Quarter Net Income

    GOODLETTSVILLE, Tenn.--(BUSINESS WIRE)--Aug. 26, 2004--Dollar General Corporation (NYSE:DG) today reported diluted earnings per share of $0.22 for the second quarter of fiscal 2004 compared to $0.18 per diluted share in the second quarter of fiscal 2003. Net income for the quarter increased 19 percent to $71.3 million in 2004 compared to $59.9 million in 2003. During the quarter, the Company recorded a net reduction in certain income tax-related liabilities and related interest accruals which increased net income by $7.4 million. Excluding these adjustments, net income for the second quarter of 2004 would have been $63.9 million, or $0.19 per share.
    Net sales during the second quarter increased 11.2 percent to $1.84 billion compared to $1.65 billion in the second quarter of 2003. The sales increase was driven by new store growth and a same-store sales increase of 3.2 percent.
    Gross profit during the quarter was $537.0 million, or 29.2 percent of sales, versus $472.8 million, or 28.6 percent of sales, in the prior year quarter. The improvement in gross margin is primarily the result of a higher average markup on beginning inventories and a decrease in lower of cost or market inventory adjustments.
    Selling, general and administrative expenses ("SG&A") for the quarter were $428.9 million, or 23.4 percent of sales, in the current year, versus $371.0 million, or 22.5 percent of sales, in the prior year quarter. The increase in SG&A as a percentage to sales is primarily due to increased rental expense on the Company's leased facilities, increased costs associated with store physical inventory counts, increased labor relating to the execution of store layout changes during the quarter, fees associated with the acceptance of debit cards, and increased professional fees associated with the Company's 2004 store work-flow project.
    The Company's effective tax rate was 31.5 percent in the current year quarter versus 36.2 percent in the comparable prior year period. The current quarter's provision for income taxes reflects an adjustment of $6.2 million to reduce certain contingent state income-tax related liabilities, net of the federal income tax effect. The Company also reduced the interest accrual relating to these contingent liabilities by $2.0 million. Excluding these adjustments, the Company's effective tax rate for the second quarter of 2004 would have been 37.5 percent. This rate is higher than the Company's tax rate in the prior year period due in part to the expiration of certain federal jobs tax credits.
    For the 26-week year-to-date period, net income was $139.2 million in fiscal 2004, or $0.42 per diluted share, compared to $120.3 million, or $0.36 per diluted share, in the comparable prior year period. Excluding the effect of the income tax-related adjustments described above, net income for the 26-week period would have been $131.7 million, or $0.39 per diluted share.
    Year-to-date net sales increased 11.3 percent, including a same-store sales increase of 3.1 percent. As a percentage to sales, gross margin for the year-to-date period has increased to 29.3 percent in 2004 compared to 28.7 percent in 2003. SG&A expenses have increased as a percentage to sales to 23.1 percent in 2004 from 22.4 percent in 2003, with the most significant increases relating to increased rental expense on the Company's leased facilities, increased costs associated with store physical inventory counts, increased professional fees associated with the Company's 2004 store work-flow project and increased expenses resulting from the acceptance of debit cards.
    The Company's effective tax rate was 34.4 percent in the current year-to-date period versus 35.9 percent in the comparable prior year period. Excluding the adjustments to reduce certain contingent income tax-related liabilities, the Company's effective tax rate would have been 37.3 percent. This rate is higher than the Company's tax rate in the prior year period due in part to the expiration of certain federal jobs tax credits. The Company estimates that the expiration of these federal tax credit programs increased its 2004 effective tax rate by approximately 0.5 percent. The Company estimates that its effective income tax rate for the remainder of the 2004 fiscal year will be approximately 37.3 percent.
    Through July 30, 2004, the Company has opened 418 Dollar General stores and two Dollar General Markets and has closed 41 Dollar General stores. Store openings are on track to meet or exceed the Company's target of 695 total new stores this year. Year-to-date cash capital expenditures were $124.8 million.
    The Company has repurchased a total of approximately 10.5 million shares of its common stock to date, including 0.9 million shares purchased during the second quarter of 2004, with respect to its 12 million share repurchase authorization which expires on March 13, 2005. Year-to-date, the Company has repurchased 9.0 million shares at a total cost of $169.4 million.
    Dollar General also announced today that in addition to cash and personal checks, substantially all of its stores are now accepting any bank's debit and check cards via pin entry as well as Discover(R)Card. In addition, the Company has accelerated the pace of EBT acceptance in its stores with refrigerated coolers and is currently accepting EBT in over 3,000 stores.

    Non-GAAP Disclosures

    This press release and the tables accompanying this release include certain financial information not derived in accordance with generally accepted accounting principles ("GAAP"), including net income, earnings per share, and the Company's effective income tax rate excluding an adjustment resulting from the reduction of certain income tax liabilities and the related interest accruals. Also, the accompanying tables include calculations of return on invested capital and return on assets each of which is calculated using certain financial results that exclude restatement-related items. In addition, return on invested capital may be considered a non-GAAP financial measure. None of this information should be considered a substitute for any measures derived in accordance with GAAP. The reasons why management believes return on capital and return on assets, excluding restatement-related items, are useful to investors, and the additional purposes for which management uses this information are disclosed in the Company's Form 10-K filed with the SEC on March 16, 2004. Management believes that net income, earnings per share, and the effective income tax rate, excluding the income tax-related adjustment, more clearly reflect the Company's actual performance on a comparable and ongoing basis.

    Forward-Looking Information

    This press release contains forward-looking information, such as information regarding the Company's 2004 growth targets, the expected effective income tax rate for fiscal 2004 and the planned acceptance of EBT payments. The words "believe," "anticipate," "project," "plan," "schedule," "expect," "estimate," "objective," "forecast," "goal," "intend," "will likely result," or "will continue" and similar expressions generally identify forward-looking statements. These matters involve risks, uncertainties and other factors that may cause the actual performance of the Company to differ materially from that expressed or implied by these forward-looking statements. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate and, therefore, actual results may differ materially from those projected by, or implied in, the forward-looking statements. The factors that may result in actual results differing from such forward-looking information, include, but are not limited to: delays associated with building, opening and operating new stores; changes in tax laws, the Company's tax position or its tax assumptions; potential problems and interruptions due to implementation of new technology; potential delays in the installation of refrigerated coolers; the inability to procure adequate suppliers of refrigerated food items; the inability to obtain certifications to accept EBT; and other risk factors discussed from time to time in our SEC filings, including but not limited to our Annual Report on Form 10-K.
    Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as may be required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. Readers are advised, however, to consult any further disclosures the Company may make on related subjects in its public disclosures or documents filed with the SEC.

    Conference Call

    The Company will host a conference call today at 10 a.m. EDT to discuss the quarter's results. The security code for the conference call is "Dollar General." If you wish to participate, please call
(334) 260-2280 at least 10 minutes before the conference call is scheduled to begin. The call will also be broadcast live online at www.dollargeneral.com. A replay of the conference call will be available until 5 p.m. EDT on Thursday, September 9, online or by calling (334) 323-7226. The access code for the replay is 40954 and the pass code is 86362.
    About Dollar General

    Dollar General is a Fortune 500(R) discount retailer with 7,079 neighborhood stores as of July 30, 2004. Dollar General stores offer convenience and value to customers by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, housewares and seasonal items at everyday low prices. The Company store support center is located in Goodlettsville, Tennessee. Dollar General's Web site can be reached at www.dollargeneral.com.


             DOLLAR GENERAL CORPORATION AND SUBSIDIARIES
                     Consolidated Balance Sheets
                        (Dollars in thousands)

                                    July 30,    August 1,  January 30,
                                      2004        2003        2004
                                    ----------  ----------  ----------
                                   (Unaudited) (Unaudited)
ASSETS
Current assets:
 Cash and cash equivalents         $  101,465  $  102,276  $  398,278
 Merchandise inventories            1,379,543   1,184,709   1,157,141
 Deferred income taxes                 10,997      22,829      30,413
 Other current assets                  94,637      57,494      66,383
                                    ----------- ----------- ----------
 Total current assets               1,586,642   1,367,308   1,652,215
                                    ----------- ----------- ----------

Property and equipment, at cost     1,833,447   1,639,164   1,709,722
Less: accumulated depreciation and
 amortization                         794,401     652,701     720,498
                                    ----------- ----------- ----------
Net property and equipment          1,039,046     986,463     989,224
                                    ----------- ----------- ----------
Other assets, net                      29,317      11,610      11,270
                                    ----------- ----------- ----------
Total assets                       $2,655,005  $2,365,381  $2,652,709
                                    =========== =========== ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Current portion of long-term
  obligations                      $   15,956  $   16,957  $   16,670
 Accounts payable                     440,485     352,717     383,791
 Accrued expenses and other           304,962     255,027     297,616
 Income taxes payable                  19,466       9,182      45,725
                                    ----------- ----------- ----------
 Total current liabilities            780,869     633,883     743,802
                                    ----------- ----------- ----------

Long-term obligations                 259,009     272,420     265,337
Deferred income taxes                  76,251      56,933      66,650

Shareholders' equity:
 Preferred stock                            -           -           -
 Common stock                         164,191     167,345     168,095
 Additional paid-in capital           395,205     331,185     376,930
 Retained earnings                    985,243     909,114   1,037,409
 Accumulated other comprehensive
  loss                                 (1,054)     (1,266)     (1,161)
                                    ----------- ----------- ----------
                                    1,543,585   1,406,378   1,581,273
 Other shareholders' equity            (4,709)     (4,233)     (4,353)
                                    ----------- ----------- ----------
 Total shareholders' equity         1,538,876   1,402,145   1,576,920
                                    ----------- ----------- ----------
Total liabilities and shareholders'
 equity                            $2,655,005  $2,365,381  $2,652,709
                                    =========== =========== ==========


             DOLLAR GENERAL CORPORATION AND SUBSIDIARIES
                  Consolidated Statements of Income
           (Dollars in thousands, except per share amounts)
                             (Unaudited)

                                   For the Quarter (13 Weeks) Ended
                               ---------------------------------------
                                            % of                % of
                                 July 30,    Net    August 1,    Net
                                   2004     Sales      2003     Sales
                                ---------- -------  ---------- -------
Net sales                      $1,836,243  100.00% $1,651,094  100.00%
Cost of goods sold              1,299,263   70.76   1,178,264   71.36
                                ---------- -------  ---------- -------
Gross profit                      536,980   29.24     472,830   28.64
Selling, general and
 administrative                   428,854   23.35     370,987   22.47
                                ---------- -------  ---------- -------
Operating profit                  108,126    5.89     101,843    6.17
Interest expense, net               4,041    0.22       7,899    0.48
                                ---------- -------  ---------- -------
Income before taxes on income     104,085    5.67      93,944    5.69
Provision for taxes on income      32,763    1.78      34,008    2.06
                                ---------- -------  ---------- -------
Net income                     $   71,322    3.88% $   59,936    3.63%
                                ========== =======  ========== =======

Diluted earnings per share     $     0.22          $     0.18
                                ==========          ==========
Weighted average diluted
 shares (000s)                    330,298             336,841
                                ==========          ==========
Basic earnings per share       $     0.22          $     0.18
                                ==========          ==========
Weighted average basic shares
 (000s)                           327,799             333,871
                                ==========          ==========
Dividends per share            $    0.040          $    0.035
                                ==========          ==========


             DOLLAR GENERAL CORPORATION AND SUBSIDIARIES
                  Consolidated Statements of Income
           (Dollars in thousands, except per share amounts)
                             (Unaudited)

                                       For the 26 Weeks Ended
                              ----------------------------------------
                                           % of                 % of
                                July 30,    Net     August 1,    Net
                                  2004     Sales      2003      Sales
                               ---------- -------   ---------- -------
Net sales                     $3,584,202  100.00%  $3,220,158  100.00%
Cost of goods sold             2,534,972   70.73    2,295,422   71.28
                               ---------- -------   ---------- -------
Gross profit                   1,049,230   29.27      924,736   28.72
Selling, general and
 administrative                  826,554   23.06      719,942   22.36
                               ---------- -------   ---------- -------
Operating profit                 222,676    6.21      204,794    6.36
Interest expense, net             10,483    0.29       17,310    0.54
                               ---------- -------   ---------- -------
Income before taxes on income    212,193    5.92      187,484    5.82
Provision for taxes on income     73,022    2.04       67,216    2.09
                               ---------- -------   ---------- -------
Net income                    $  139,171    3.88%  $  120,268    3.73%
                               ========== =======   ========== =======

Diluted earnings per share    $     0.42           $     0.36
                               ==========           ==========
Weighted average diluted
 shares (000s)                   333,778              335,719
                               ==========           ==========
Basic earnings per share      $     0.42           $     0.36
                               ==========           ==========
Weighted average basic shares
 (000s)                          330,954              333,557
                               ==========           ==========
Dividends per share           $    0.080           $    0.070
                               ==========           ==========


             DOLLAR GENERAL CORPORATION AND SUBSIDIARIES
                Consolidated Statements of Cash Flows
                        (Dollars in thousands)
                             (Unaudited)

                                                     26 Weeks Ended
                                                  --------------------
                                                   July 30,  August 1,
                                                     2004      2003
                                                  ---------  ---------
Cash flows from operating activities:
 Net income                                      $ 139,171  $ 120,268
 Adjustments to reconcile net income to net cash
   provided by operating activities:
  Depreciation and amortization                     80,697     74,883
  Deferred income taxes                             29,017     17,657
  Tax benefit from stock option exercises            3,684      3,139
  Change in operating assets and liabilities:
   Merchandise inventories                        (222,402)   (61,678)
   Other current assets                            (28,254)   (11,795)
   Accounts payable                                 51,328      9,519
   Accrued expenses and other                        8,172     15,930
   Income taxes                                    (26,295)   (57,909)
   Other                                           (17,093)     1,756
                                                  ---------  ---------
Net cash provided by operating activities           18,025    111,770
                                                  ---------  ---------

Cash flows from investing activities:
 Purchase of property and equipment               (124,810)   (63,979)
 Purchase of promissory notes                            -    (49,582)
 Proceeds from sale of property and equipment           90        141
                                                  ---------  ---------
Net cash used in investing activities             (124,720)  (113,420)
                                                  ---------  ---------

Cash flows from financing activities:
 Repayments of long-term obligations                (8,419)    (7,979)
 Payment of cash dividends                         (26,448)   (23,374)
 Proceeds from exercise of stock options            14,285     14,214
 Repurchases of common stock                      (169,391)         -
 Other financing activities                           (145)      (253)
                                                  ---------  ---------
Net cash used in financing activities             (190,118)   (17,392)
                                                  ---------  ---------

Net decrease in cash and cash equivalents         (296,813)   (19,042)
Cash and cash equivalents, beginning of period     398,278    121,318
                                                  ---------  ---------
Cash and cash equivalents, end of period         $ 101,465  $ 102,276
                                                  =========  =========

Supplemental schedule of noncash investing and
 financing activities:
Purchases of property and equipment awaiting
 processing for payment, included in accounts
 payable                                         $   5,366  $   1,895
Purchases of property and equipment under
 capital lease obligations                       $   1,364  $     427
                                                  =========  =========


             DOLLAR GENERAL CORPORATION AND SUBSIDIARIES
                   Selected Additional Information
                             (Unaudited)

                 Net Sales by Category (in thousands)
                 ------------------------------------

                                               13 Weeks Ended
                                       ------------------------------
                                        July 30,    August 1,    %
                                          2004        2003     Change
                                       ----------- ----------- ------
Highly consumable                      $1,167,324  $1,027,854   13.6%
Seasonal                                  290,893     263,468   10.4%
Home products                             208,153     207,707    0.2%
Basic clothing                            169,873     152,065   11.7%
                                       ----------- ----------- ------
  Total sales                          $1,836,243  $1,651,094   11.2%
                                       =========== =========== ======


                                               26 Weeks Ended
                                        ------------------------------
                                         July 30,    August 1,    %
                                           2004        2003     Change
                                        ----------- ----------- ------
Highly consumable                       $2,281,718  $2,017,884   13.1%
Seasonal                                   551,331     500,587   10.1%
Home products                              422,926     407,176    3.9%
Basic clothing                             328,227     294,511   11.4%
                                        ----------- ----------- ------
  Total sales                           $3,584,202  $3,220,158   11.3%
                                        =========== =========== ======


                          New Store Activity
                          ------------------

                                                26 Weeks Ended
                                        ------------------------------
                                           July 30,        August 1,
                                             2004             2003
                                        --------------   -------------

Beginning store count                           6,700           6,113
New store openings                                420             400
Store closings                                     41              34
Net new stores                                    379             366
Ending store count                              7,079           6,479
Total selling square footage (000's)           48,139          43,796


                       Customer Transaction Data
                      --------------------------

                                  13 Weeks Ended      26 Weeks Ended
                                ------------------- ------------------
                                July 30,  August 1, July 30, August 1,
                                  2004      2003      2004     2003
                                --------- --------- -------- ---------
Same-store customer
 transactions                      + 2.8%    + 4.7%   + 3.2%    + 4.1%
Average customer purchase
  (total stores)                   $8.36     $8.31    $8.38     $8.36


             DOLLAR GENERAL CORPORATION AND SUBSIDIARIES
                         Non-GAAP Disclosures
                Impact of Adjustment to Tax Liabilities
           (Dollars in thousands, except per share amounts)
                             (Unaudited)


                     For the Quarter (13 Weeks) Ended July 30, 2004
                   ---------------------------------------------------
                                % of                           % of
                                 Net                Non-GAAP    Net
                   As Reported  Sales  Adjustments Disclosure  Sales
                   ----------- ------- ----------- ----------- -------
Net Sales          $1,836,243  100.00%          -  $1,836,243  100.00%
Cost of goods sold  1,299,263   70.76           -   1,299,263   70.76
                   ----------- ------- ----------- ----------- -------
Gross profit          536,980   29.24           -     536,980   29.24
Selling, general
 and administrative   428,854   23.35           -     428,854   23.35
                   ----------- ------- ----------- ----------- -------
Operating profit      108,126    5.89           -     108,126    5.89
Interest expense,
 net                    4,041    0.22       1,958       5,999    0.33
                   ----------- ------- ----------- ----------- -------
Income before
 taxes on income      104,085    5.67      (1,958)    102,127    5.56
Provisions for
 taxes on income(1)    32,763    1.78       5,484      38,247    2.08
                   ----------- ------- ----------- ----------- -------
Net income            $71,322    3.88%    $(7,442)    $63,880    3.48%
                   =========== ======= =========== =========== =======

Diluted earnings
 per share              $0.22              $(0.02)      $0.19
                   ===========         =========== ===========
Weighted average
 diluted shares
 (000s)               330,298             330,298     330,298
                   ===========         =========== ===========
Basic earnings per
 share                  $0.22              $(0.02)      $0.19
                   ===========         =========== ===========
Weighted average
 basic shares
 (000s)               327,799             327,799     327,799
                   ===========         =========== ===========

Effective tax rate       31.5%                           37.5%
                   ===========                     ===========


                           For the 26 Weeks Ended July 30, 2004
                   ---------------------------------------------------
                                % of                           % of
                                 Net                Non-GAAP    Net
                   As Reported  Sales  Adjustments Disclosure  Sales
                   ----------- ------- ----------- ----------- -------
Net Sales          $3,584,202  100.00%          -  $3,584,202  100.00%
Cost of goods sold  2,534,972   70.73           -   2,534,972   70.73
                   ----------- ------- ----------- ----------- -------
Gross profit        1,049,230   29.27           -   1,049,230   29.27
Selling, general
 and administrative   826,554   23.06           -     826,554   23.06
                   ----------- ------- ----------- ----------- -------
Operating profit      222,676    6.21           -     222,676    6.21
Interest expense,
 net                   10,483    0.29       1,958      12,441    0.35
                   ----------- ------- ----------- ----------- -------
Income before
 taxes on income      212,193    5.92      (1,958)    210,235    5.87
Provisions for
 taxes on income(1)    73,022    2.04       5,484      78,506    2.19
                   ----------- ------- ----------- ----------- -------
Net income           $139,171    3.88%    $(7,442)   $131,729    3.68%
                   =========== ======= =========== =========== =======

Diluted earnings
 per share              $0.42              $(0.02)      $0.39
                   ===========         =========== ===========
Weighted average
 diluted shares
 (000s)               333,778             333,778     333,778
                   ===========         =========== ===========
Basic earnings per
 share                  $0.42              $(0.02)      $0.40
                   ===========         =========== ===========
Weighted average
 basic shares
 (000s)               330,954             330,954     330,954
                   ===========         =========== ===========

Effective tax rate       34.4%                           37.3%
                   ===========                     ===========


(1) Adjustment to provision for taxes on income includes a $6,232 adjustment to tax liabilities, which is partially offset by the income tax effect of the related interest adjustment of $748.


             DOLLAR GENERAL CORPORATION AND SUBSIDIARIES
                         Non-GAAP Disclosures
                    Return on Invested Capital (a)
                             (Unaudited)

                                                     For the four
                                                    quarters ended
                                                ----------------------
                                                 July 30,    August 1,
($ in thousands)                                   2004        2003
                                                ----------  ----------

 Net income                                    $  319,903  $  296,924
 Add:
  Interest expense, net                            24,676      38,180
  Rent expense                                    267,978     232,451
  Tax effect of interest and rent                (107,070)    (96,937)
                                                ----------  ----------
  Interest and rent, net of tax                   185,584     173,694
                                                ----------  ----------

 Return, net of tax                            $  505,487  $  470,618
                                                ----------  ----------

 Restatement-related items:
  Penalty and litigation settlement proceeds       10,000     (25,041)
  Restatement-related items in SG&A                   668       2,141
  Tax effect                                         (274)      8,986
                                                ----------  ----------
      Restatement-related items, net of tax        10,394     (13,914)
                                                ----------  ----------

 Return excluding restatement-related items    $  515,881  $  456,704
                                                ----------  ----------

 Average Invested Capital:
  Average long-term obligations (b)            $  282,100  $  403,736
  Shareholders' equity (c)                      1,501,537   1,269,933
  Average rent x 8 (d)                          2,001,716   1,721,236
                                                ----------  ----------
  Invested capital                             $3,785,353  $3,394,905
                                                ----------  ----------


 Return on invested capital                          13.4%       13.9%
                                                ==========  ==========
 Return on invested capital, excluding
  restatement-
  related items                                      13.6%       13.5%
                                                ==========  ==========



(a) The Company believes that the most directly comparable ratio calculated solely using GAAP measures is the ratio of net income to the sum of average long-term obligations, including current portion, and average shareholders' equity. This ratio was 17.9% and 17.7% for the rolling four quarters ended July 30, 2004 and August 1, 2003, respectively.
(b) Average long-term obligations is equal to the average long-term obligations, including current portion, measured at the end of each of the last five fiscal quarters.
(c) Average shareholders' equity is equal to the average shareholders' equity measured at the end of each of the last five fiscal quarters.
(d) Average rent expense is computed using a rolling two-year period. Average rent expense is multiplied by a factor of eight to capitalize operating leases in the determination of pretax invested capital. This is a conventional methodology utilized by credit rating agencies and investment bankers.


             DOLLAR GENERAL CORPORATION AND SUBSIDIARIES
                         Non-GAAP Disclosures
                           Return on Assets
                             (Unaudited)

                                                    For the four
                                                   quarters ended
                                               -----------------------
                                                 July 30,    August 1,
($ in thousands)                                   2004        2003
                                                ----------  ----------

 Net income                                    $  319,903  $  296,924
 Restatement-related items, net of tax             10,394     (13,914)
                                                ----------  ----------
 Net income, excluding restatement-related
  items                                        $  330,297  $  283,010
                                                ----------  ----------

 Average assets (a)                            $2,587,212  $2,346,179
                                                ----------  ----------

 Return on assets                                    12.4%       12.7%
                                                ==========  ==========
 Return on assets, excluding restatement-
  related items                                      12.8%       12.1%
                                                ==========  ==========

(a) Average assets is equal to the average total assets measured at the end of each of the last five fiscal quarters.


    CONTACT: Dollar General Corporation, Goodlettsville
             Emma Jo Kauffman, 615-855-5525
             www.dollargeneral.com